Exhibit 24.2

ATHERSYS, INC.

REGISTRATION STATEMENT ON FORM S-1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Athersys, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Gil Van Bokkelen, William Lehmann, Jr. and Laura K. Campbell, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-1 relating to the registration of certain common stock of the Registrant, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, the undersigned has hereunto set his hands as of the 21st day of March, 2013.

/s/ Kenneth H. Traub
Kenneth H. Traub
Director